                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    November 20, 2003
                                                 ----------------------




                             FIRST DELTAVISION, Inc.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                      0-23511                87-0412182
-----------------------------       ------------------       -----------------
(State or other jurisdiction      (Commission File Number)   (IRS Employer
 of incorporation)                                           Identification No.)


                   9005 cobble canyon lane, sandy, utah 84093
                   ------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (801) 942-0555
                                                   ------------------

   -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On November 18, 2003, First Deltavision issued an aggregate of 16,128,000 shares of common stock to 3 individuals, Bruce Mogel, Larry B. Anderson, and James T. Ligon, for an aggregate purchase price of $100,000.00. Messrs. Mogel, Anderson, and Ligon each paid $33,333.33 in personal funds for these shares. The 16,128,000 shares constitute ninety percent (90%) of the issued and outstanding shares of common stock of First Deltavision. Before this issuance, Mr. David Merrill was the controlling stockholder of First Deltavision.

         Messrs. Mogel, Anderson, and Ligon acquired the shares from First Deltavision for investment purposes. In addition, First Deltavision intends to acquire Mogel Management Group, in which Messrs. Mogel, Anderson, and Ligon have an equity interest. It is possible that, as a result of the proposed acquisition of Mogel Management Group, First Deltavision may issue additional shares of common stock to Messrs. Mogel, Anderson, and Ligon. After this acquisition, Messrs. Mogel and Anderson were appointed to the board of directors of First Deltavision, Mr. Mogel was named its chief executive officer, and Mr. Anderson was named its President.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not Applicable.

         (b) Not Applicable.

         (c) Exhibits.

             2.1 Stock Purchase Agreement by and among First Deltavision, Inc. and the Purchasers dated as of November 18, 2003.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FIRST DELTAVISION, INC.
                                  (Registrant)


Date:  November 4, 2003            By: /s/ Bruce Mogel
                                       ----------------------------------------
                                           Bruce Mogel, Chief Executive Officer